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                                                              EXHIBIT 99.2(k)(3)

                     FORM OF ACCOUNTING SERVICES AGREEMENT
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     THIS AGREEMENT is made as of _____________, 1998 by and between CONSECO
STRATEGIC INCOME FUND , a Massachusetts business trust (the "Fund"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                             W I T N E S S E T H :

     WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
     WHEREAS, the Fund wishes to retain PFPC to provide accounting and certain other services to the Fund and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   Definitions.  As Used in this Agreement:
     ----------------------------------------

     (a)   "1933 Act" means the Securities Act of 1933, as amended.
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     (b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.
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     (c)   "Authorized Person" means any officer of the Fund and any other
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           person duly authorized by the Fund's Board of Trustees to give Oral
           Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     (d)   "CEA" means the Commodities Exchange Act, as amended.
           -----

     (e)   "Oral Instructions" mean oral instructions received by PFPC from an
           -------------------
           Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

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          (f)  "SEC"  means the Securities and Exchange Commission.
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          (g)  "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act
               -----------------
          and the CEA.

          (h)  "Shares"  mean the shares of beneficial interest in the Fund.
               --------

          (I)  "Written Instructions" mean written instructions signed by an
               ----------------------
          Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex, facsimile sending device or electronic feed.

2.   Appointment. The Fund hereby appoints PFPC to provide accounting and
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     certain other services to the Fund, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.   Delivery of Documents.  The Fund has provided or, where applicable, will
     ---------------------
     provide PFPC with the following:

          (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

          (b) a copy of Fund's most recent effective registration statement on Form N-2 under the 1933 Act and 1940 Act filed with the SEC;

          (c) a copy of the Fund`s investment management and administration agreement;

          (d)  a copy of the Fund's distribution agreement;

          (e) a copy of any additional administration agreement with respect to the Fund;

          (f) a copy of any shareholder servicing agreement made in respect of the Fund; and

          (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.   Compliance with Rules and Regulations.
     -------------------------------------

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     PFPC undertakes to comply with all applicable requirements of the
     Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

5.   Instructions.
     ------------

             (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

             (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an officer of the Fund or one of the persons listed on the Authorized Person Appendix attached hereto (as the same may be amended)) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

             (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.   Right to Receive Advice.
     -----------------------

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     (a)  Advice of the Fund.  If PFPC is in doubt as to any action it should or
          ------------------
     should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b)  Advice of Counsel.  If PFPC shall be in doubt as to any question of
          -----------------
     law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

     (c)  Conflicting Advice.  In the event of a conflict between directions,
          ------------------
     advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     (d)  Protection of PFPC.  PFPC shall be protected in any action it takes or
          ------------------
     does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

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7.  Records; Visits.
    ---------------

     (a) The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

          (b)  PFPC shall keep the following records:

               (i) all books and records with respect to the Fund's books of account;

               (ii)  records of the Fund's securities transactions; and

               (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8.    Confidentiality.  PFPC agrees to keep confidential all records of the Fund
      ---------------
      and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9.    Liaison with Accountants.  PFPC shall act as liaison with the Fund's
      ------------------------
      independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

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10.  Disaster Recovery.  PFPC shall enter into and shall maintain in effect with
     -----------------
     appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.  Compensation.  As compensation for services rendered by PFPC during the
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     term of this Agreement, the Fund, on behalf of each Portfolio, will pay to
     PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

12.  Indemnification.  (a)  The Fund agrees to indemnify and hold harmless PFPC
     ---------------
     and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates', shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.


     (b) In order that the indemnification provisions contained in this Section 12 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify PFPC, PFPC shall promptly notify the Fund of such assertion, and shall keep the Fund advised

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     with respect to all material developments concerning such claim.  The Fund shall have the option to participate with PFPC in the defense of such claim. Neither party shall confess any claim or make any compromise in any case to which the indemnification provided for in this Section 12 attaches except with the other party's prior written consent.

13.  Responsibility of PFPC.
     ----------------------

     (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

        (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for
        (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

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          (c)  Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

14.  Description of Services on a Continuous Basis.
     ---------------------------------------------

     (a)  PFPC will perform the following accounting services:

          (i) Journalize investment, capital share and income and expense activities;

          (ii) Verify investment buy/sell trade tickets when received from the Fund's investment adviser (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

          (iii)  Maintain individual ledgers for investment securities;

          (iv)   Maintain historical tax lots for each security;

          (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

          (vi) Update the cash availability throughout the day as required by the Adviser;

          (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

          (viii) Calculate various contractual expenses (e.g., advisory and
                                                         ----
          custody fees);

          (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

          (x) Control all disbursements and authorize such disbursements upon Written Instructions;

          (xi)   Calculate capital gains and losses;

          (xii)  Determine net income;

          (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's investments on a weekly basis;

          (xiv) Transmit or mail a copy of the weekly portfolio valuation to the Adviser;

          (xv)   Compute net asset value on a weekly basis;

          (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

          (xvii) Prepare a monthly financial statement, which will include the following items:

                     Schedule of Investments
                     Statement of Assets and Liabilities
                     Statement of Operations
                     Statement of Changes in Net Assets.

      (b) PFPC will perform the following additional services:

          (i)    Prepare quarterly broker security transactions summaries;

          (ii)   Prepare monthly security transaction listings;

          (iii) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

          (iv) Prepare for execution and file the Fund's Federal and state tax returns;

          (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

          (vi) Prepare and file with the SEC the Fund's annual and semi-annual shareholder reports; and

          (vii) Monitor the Fund's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended.

15.       Duration and Termination.  This Agreement shall be effective on the
          ------------------------
          date first above written and shall continue in effect for an initial period of two (2) years (the "Initial Term"). Thereafter, this Agreement shall automatically renew for

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          successive terms of one (1) year ("Renewal Terms"); provided, however, that this Agreement may be terminated (i) on its anniversary date or
          (ii) on the date that is six (6) months from the anniversary date by
          either party without penalty upon   written notice given to the other
          party 90 days in advance of the termination date.

     During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by the Fund or PFPC for cause.

          With respect to the Fund, cause shall mean PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 30-day period.

          With respect to PFPC, cause includes, but is not limited to, the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC specifying the amount due and the Fund shall not have paid that amount within a 30-day period.

          Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, the Fund shall pay to PFPC such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

16.  Notices.  All notices and other communications, including Written
     -------
     Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at11825
     N. Pennsylvania Street, Carmel, Indiana 46032, Attn: William P. Latimer; or
     (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

17.  Limitation of Liability of Trustees and Shareholders.  A copy of the Fund's
     ----------------------------------------------------
     Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund's Trustees as Trustees under the Declaration of Trust and not individually. PFPC acknowledges and agrees that the obligations of the Fund hereunder are not personally binding upon any of the Trustees or shareholders of the Fund but are binding only upon property of the Fund.

18.  Amendments.  This Agreement, or any term thereof, may be changed or waived
     ----------
     only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19.  Year 2000.  PNC is in the process of undertaking such modifications as may
     ---------
     appear to be reasonably necessary to enable its computer system to process date-related data on and after January 1, 2000 with respect to the services provided hereunder. PNC will provide periodic reports to the Fund regarding the status of its Year 2000 preparedness program.

20.  Delegation; Assignment.  PFPC may assign its rights and delegate its duties
     ----------------------
     hereunder to any wholly-owned direct or indirect subsidiary of PFPC Inc., PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

21.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
     each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.  Further Actions.  Each party agrees to perform such further acts and
     ---------------
     execute such further documents as are necessary to effectuate the purposes hereof.

23.  Miscellaneous.
     -------------

        (a)       Entire Agreement. This Agreement embodies the entire agreement
                  ----------------
        and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

        (b)       Captions. The captions in this Agreement are included for
                  --------
        convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (c)       Governing Law. This Agreement shall be deemed to be a contract
                  -------------
        made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

        (d)       Partial Invalidity. If any provision of this Agreement shall
                  ------------------
        be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        (e)       Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
        and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (f)       Facsimile Signatures. The facsimile signature of any party to
                  --------------------
        this Agreement shall constitute the valid and binding execution hereof by such party.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PFPC INC.


                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------


                                        CONSECO STRATEGIC INCOME FUND


                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------


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                          AUTHORIZED PERSONS APPENDIX


NAME (Type)                                     SIGNATURE

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